UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2010

NTS MORTGAGE INCOME FUND
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18550 (Commission file number)	61-1146077 (IRS Employer Identification No.)

10172 Linn Station Road Louisville, Kentucky 40223 (Address of principal executive offices)

(502) 426-4800 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 26, 2010, NTS Mortgage Income Fund (the “Fund”) received notice that the Circuit Court of the Eighteenth Judicial Circuit for Seminole County Florida (the “Court”) entered an order on April 22, 2010 in the lawsuit captioned, Lake Forest Master Community Association, Inc. v. Orlando Lake Forest Joint Venture, et. al., abating the action pending compliance by Lake Forest Master Community Association, Inc. (the “HOA”) with Florida Statutes §720.306. The Court found that the HOA failed to comply with Florida Statutes §720.306 and §720.303, and granted the motion of Orlando Lake Forest Joint Venture (a Florida joint venture in which the Fund owns a 50% interest) and the other defendants to abate the lawsuit until compliance by the HOA with Florida Statutes §720.303 et. seq.

A copy of the order is attached to this Current Report on Form 8-K as Exhibits 99.1 and is incorporated in its entirety in this Item 8.01 disclosure by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
	99.1	Order Abating Action Pending Compliance with Florida Statutes §720.306

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS MORTGAGE INCOME FUND, a Delaware corporation

By:
Name:	Gregory A. Wells
Title:	Secretary/Treasurer/Chief Financial Officer
Date:	April 28, 2010

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